Exhibit 99.1

For Immediate Release
August 6, 2008

Gregory A. Kares Joins the Federal Home Loan Bank
of San Francisco Board of Directors

San Francisco-The Board of Directors of the Federal Home Loan Bank of San Francisco has selected Gregory A. Kares to fill an open position on the Board, effective August 1, 2008. Mr. Kares is Senior Vice President at Wachovia Mortgage, FSB, North Las Vegas, Nevada. The position has a term ending December 31, 2008.

About the Federal Home Loan Bank of San Francisco
The Federal Home Loan Bank of San Francisco delivers low-cost funding and other services that help member financial institutions make home mortgage loans to people of all income levels and provide credit that supports neighborhoods and communities. The Bank also funds community investment programs that help members create affordable housing and promote community economic development. The Bank's members-its shareholders and customers-are commercial banks, credit unions, savings institutions, thrift and loans, and insurance companies headquartered in Arizona, California, and Nevada. The Federal Home Loan Bank of San Francisco is one of 12 regional banks in the FHLBank System.

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Contact:
Amy Stewart, (415) 616-2605
stewarta@fhlbsf.com